  EXHIBIT 10.14

ASTRA ENERGY INC.

9565 Waples Street, Suite 200

San Diego, CA 98121

Supply and Installation Contract for

Green Hygienics Holdings Inc.

at Sol Valley Ranch1876 Round Potrero Road

Potrero CA 91963 USA

This contract covers the detailed design, engineering, material supply and installation of a 110 KW ground- mount photovoltaic system.

Design:

The 110 KW system includes the following:

•	450 polycrystalline solar modules mounted on a ground mount system.
•	Wind loading shall meet the requirements of local codes.
•	Panel warranty is for 25 years.
•	Designed to the highest wind proof standards and conforming to all IEC and NESC regulations.

Scope of Work:

Detailed engineering including:

•	Layout
•	Design/ Drawings of Civil Works
•	Equipment Electrical specifications
•	Electrical layout drawings

Panel supply

Construction related permits

Construction and Installation

Power connection.

Supervision of Commissioning.

Manual of operating and maintenance instructions

Contract Price:

Complete system installed price is USD $220,000.

Terms: $25,000 payment upon acceptance of this contract. Balance on completion.

Equipment Warranty:

The period of guarantee for equipment from vendors, which shall be twenty-five years (25) from shipment, with the exception of inverters which is 5 years. This is subject to the goods having been treated with reasonable care. Our guarantee does not extend to any consequential loss, which may arise from any defects.

Accepted this 12th day of January 2022

____________________________

Green Hygienics Holdings Inc.

Authorized Signatory